Exhibit 21.1

                     ALLTRISTA CORPORATION AND SUBSIDIARIES
                      SUBSIDIARIES OF ALLTRISTA CORPORATION

                                                                     State of
Company                            Shareholder                    Incorporation/
                                                                   Organization
------------------------------     --------------------------     --------------
Alltrista Unimark, Inc.            Alltrista Corporation               Indiana

Bernardin Ltd.                     Alltrista Limited                    Canada

Alltrista Limited                  Alltrista Corporation                Canada

Alltrista Newco Corporation        Alltrista Corporation               Indiana

Quoin Corporation                  Alltrista Corporation               Delaware

Hearthmark, Inc.*                  Quoin Corporation                   Indiana

Alltista Plastics Corporation**    Quoin Corporation                   Indiana

Alltrista Zinc Products, L.P.***   Quoin Corporation (LP 99%)          Indiana
                                   Alltrista Newco Corporation (GP 1%)



*    (DBA) Alltrista Consumer Products Company
**   (DBA) Alltrista Plastic Packaging Company
           Alltrista Industrial Plastics Company
           Alltrista Unimark Plastics Company
***  (DBA) Alltrista Zinc Products Company